Exhibit 5.1

Adams & Duncan, Inc., P.S.
A Professional Service Corporation LAWYERS 3128 COLBY AVENUE EVERETT, WASHINGTON 98201 TELEPHONE: (425) 339-8556 FACSIMILE: (425) 339-2353

December 17, 2021

Coastal Financial Corporation

5415 Evergreen Way

Everett, Washington 98203

Ladies and Gentlemen:

We have acted as special Washington State counsel to Coastal Financial Corporation, a Washington corporation (the “Company”), in connection with (i) the issuance and sale by the Company on the date hereof of (a) 740,742 shares (the “Firm Shares”) of the Company’s voting common stock, no par value per share (the “Common Stock”), and (b) an additional 111,111 shares of Common Stock pursuant to the exercise in full of the Underwriters’ option to purchase additional shares set forth in Section 2(b) of the Underwriting Agreement (the “Option Shares,” and, together with the Firm Shares, the “Shares”), and (ii) the several purchases of the Shares by the underwriters named in the Underwriting Agreement, dated December 14, 2021 (the “Underwriting Agreement”), by and among the Company, Coastal Community Bank (the “Bank”) and Keefe, Bruyette & Woods, Inc. (the “Representative”), as Representative of the several underwriters named therein (collectively, the “Underwriters”).

In connection with this opinion, we have reviewed (i) the Underwriting Agreement; (ii) the Company’s registration statement on Form S-3 (File No. 333-255210) with respect to the Shares (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2021 and declared effective on April 22, 2021 under the Securities Act of 1933, as amended (the “Act”); (iii) the preliminary prospectus, consisting of the prospectus, dated April 22, 2021 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement dated December 13, 2021, relating to the offering of the Shares, filed with the SEC on December 13, 2021, pursuant to Rule 424(b) under the Act (the “Pricing Prospectus”); (iv) the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated December 14, 2021, relating to the offering of the Shares, filed with the SEC on December 15, 2021, pursuant to Rule 424(b) under the Act (the “Prospectus”); and (v) the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended through the date hereof. This opinion letter is furnished to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement.

We also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed the legal capacity of all natural persons, that all signatures are genuine, that all documents submitted to us as originals are authentic, complete and duly approved, and that all copies of documents submitted to us conform to the originals. We have assumed further the accuracy of the representations of the Company and the Bank set forth in the Underwriting Agreement. We have assumed further that the Underwriting Agreement has been duly executed and delivered by the Representative. We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Registration Statement and the Prospectus.

Based upon the foregoing and representations made to us by officers of the Company, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and the Shares, when duly issued and sold as contemplated in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to any state securities or blue sky law, rule or regulation or as to any Federal or state anti-fraud statute, rule or regulation.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus. Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, and the schedules and other financial data included or incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

You have received an opinion from Covington & Burling LLP, dated as of the date hereof, as to certain matters of the law of the State of New York and the Federal law of the United States. Our opinion set forth above is in all respects subject to the qualifications and limitations set forth in such opinion of Covington & Burling LLP.

We are members of the bar of the State of Washington. We do not express any opinion herein on any laws other than the law of the State of Washington.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated December 17, 2021, which is incorporated by reference in the Registration Statement, and to being named in the Prospectus forming a part of the Registration Statement under the heading “Legal Matters” as the law firm which passed on the validity of the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Adams & Duncan, Inc, P.S.

/s/ Adams & Duncan, Inc, P.S.

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